Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 22, 1995, which appears on page 38 of the 1995 Annual Shareholder Report of Medtronic, Inc., which is incorporated by reference in Medtronic Inc.'s Annual Report on Form 10-K for the fiscal year ended April 30, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 11 of such Annual Report on Form 10-K.


/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP


Minneapolis, Minnesota
May 17, 1996